UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Amendment No. 1)

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐
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☐	Preliminary Proxy Statement
☐	Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under § 240.14a-12
DiamondRock Hospitality Company
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement)
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☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

On March 28, 2022, DiamondRock Hospitality Company (the “Company”) filed on EDGAR its proxy statement (the “Proxy Statement”) on Schedule 14A for its 2022 annual meeting of stockholders. Due to an error with the software used for EDGAR filings, the chart shown in the section titled “Board Skills, Experience and Attributes” on page 10 of the Proxy Statement does not properly reflect all fields in the chart. This Amendment No. 1 to Schedule 14A (this “Amendment”) is being filed by the Company solely to include the corrected chart. All other items of the Proxy Statement are incorporated herein by reference without changes.

The Proxy Statement that was mailed to stockholders and posted on www.proxyvote.com on or about March 28, 2022 included the correct chart and no updates are necessary.

CHANGE TO PROXY STATEMENT

The chart shown in the section titled “Board Skills, Experience and Attributes” on page 10 of the Proxy Statement is deleted in its entirety and replaced with the following:

Areas of Expertise	Brugger	Chi	Hartmeier	McCarten	Merrill	Shaw	Wardinski	Zalotrawala
Real Estate	X		X	X			X	X
Hotel Real Estate and Development	X		X	X		X	X
Hotel Operations	X					X	X
Hospitality	X		X	X		X	X
Capital Markets	X		X	X		X	X
Board Experience	X			X		X	X
Compensation Policy	X	X		X	X	X	X
Corporate Governance	X	X	X	X		X	X
Finance and Accounting	X	X	X	X		X	X
SEC	X					X
REIT	X		X	X			X
Business Head / Corporate Management	X	X		X	X	X	X	X
Construction Management							X	X
Cyber Security		X			X
Marketing and Sales		X			X			X
SOX/Risk Management	X					X
Technology		X			X			X
Travel Industry	X		X	X	X	X	X

Demographics	Brugger	Chi	Hartmeier	McCarten	Merrill	Shaw	Wardinski	Zalotrawala
Race/Ethnicity
African American
Asian/Pacific Islander		X						X
White/Caucasian	X		X	X	X	X	X
Hispanic/Latino
Native American
Gender
Female					X			X
Male	X	X	X	X		X	X
Board Tenure
Years	13	7	2	18	3	6	9	1